UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 14, 2023

SWK HOLDINGS CORPORATION

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-39184	77-0435679
(Commission File Number)	(IRS Employer Identification No.)

14755 Preston Road, Suite 105, Dallas, TX	75254
(Address of Principal Executive Offices)	(Zip Code)

(972) 687-7250

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SWKH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).           Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 14, 2023, SWK Holdings Corporation (the “Company”) held its 2023 Annual Meeting of Stockholders (the “Annual Meeting”) virtually. The following is a brief description of the final voting results for each of the proposals submitted to a vote of the stockholders at the Annual Meeting, which are described in detail in the Company’s definitive proxy statement for the Annual Meeting, filed with the U.S. Securities and Exchange Commission on May 1, 2023.

Proposal 1 – Election of Directors. Each of Jerry Albright, Laurie L. Dotter, Robert K. Hatcher and Marcus Pennington were elected to the Board of Directors, by a plurality of votes, to serve until the Company’s 2024 Annual Meeting of Stockholders and until their respective successors have been elected and qualified, or their earlier resignation, death or removal, with the voting results being as follows:

Nominee	For	Withheld	Broker Non-Votes
Jerry Albright	10,993,355	952,101	317,981
Laurie L. Dotter	11,820,066	125,390	317,981
Robert K. Hatcher	10,839,490	1,105,966	317,981
Marcus E. Pennington	11,566,301	379,155	317,981

Proposal 2 – Ratification of Independent Registered Public Accountants. The appointment of BPM LLP as the Company’s independent registered public accounting firm for the 2023 fiscal year was ratified, as follows:

For	Against	Abstain
12,262,940	402	95

Proposal 3 – Approval, on an advisory basis, of the compensation paid to certain executive officers. The stockholders approved, on an advisory basis, the compensation paid to certain executive officers, as follows:

For	Against	Abstain	Broker Non-Votes
10,791,587	326,870	826,999	317,981

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SWK HOLDINGS CORPORATION

By:	/s/ Joe D. Staggs
Joe D. Staggs
Chief Executive Officer

Date: June 14, 2023